Exhibit 4.1

SERIES B PREFERRED STOCK SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THIS SERIES B PREFERRED STOCK SUBSCRIPTION AGREEMENT (“SUBSCRIPTION AGREEMENT”) OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTOR IN CONNECTION WITH THIS OFFERING, OVER THE WEB-BASED PLATFORM MAINTAINED BY SEEDINVEST TECHNOLOGY, LLC (THE “PLATFORM”) OR THROUGH SI SECURITIES, LLC (THE “BROKER”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 5(g). THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILABLE ON THE PLATFORM OR PROVIDED BY THE COMPANY AND/OR BROKER (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

To:	Basil Street Cafe, Inc.
2100 Geng Road
Palo Alto, CA 94303

Ladies and Gentlemen:

1.          Subscription.

(a)          The undersigned (“Investor”) hereby subscribes for and agrees to purchase shares of Series B Preferred Stock, par value $0.01 per share (the “Shares”), of Basil Street Cafe, Inc., a Delaware corporation (the “Company”), at a purchase price of $[●] per share of Series B Preferred Stock (the “Per Security Price”), rounded down to the nearest whole share based on Investor’s subscription amount, upon the terms and conditions set forth herein (the “Subscription”). The minimum subscription is $[●]. SeedInvest Auto Invest participants have a lower investment minimum of $[●]. The purchase price of each Share is payable in the manner provided in Section 2(a) below. The Shares being subscribed for under this Subscription Agreement and the Common Stock issuable upon the conversion of such Shares are sometimes referred to herein as the “Securities.” The rights and preferences of the Shares are as set forth in the Amended and Restated Certificate of Incorporation of the Company, available in the Exhibits to the Offering Statement of the Company filed with the SEC (the “Offering Statement”).

(b)          Investor understands that the Shares are being offered (the “Offering”) pursuant to the Offering Circular dated [●] and its exhibits (the “Offering Circular”), as filed with the Securities and Exchange Commission (the “SEC”). By subscribing to the Offering, Investor acknowledges that Investor has received a copy of the Offering Statement and any other information required by Investor to make an investment decision with respect to the Shares.

(c)          This Subscription may be accepted or rejected in whole or in part by the Company at its sole discretion, subject to the conditions set forth herein. In addition, the Company, at its sole discretion, may allocate to Investor only a portion of the number of the Shares that Investor has subscribed to purchase hereunder. The Company will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If Investor’s subscription is rejected, Investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest and all of Investor’s obligations hereunder shall terminate. Tendered funds will be transmitted promptly to the Escrow Agent (as hereinafter defined), and returned promptly to Investor if the Minimum Offering (as hereinafter defined) is not met prior to the Termination Date.

(d)          The aggregate number of shares of Series B Preferred Stock that may be sold by the Company in this Offering shall not exceed [●] shares (the “Maximum Shares”). The Company may accept subscriptions until the earlier of: (1) the date which is one year from the Offering being qualified by the SEC, (2) the date at which the Maximum Shares are sold, or (3) as sooner terminated by the Company (the “Termination Date”). Providing that subscriptions for $[2,500,000.00] (the “Minimum Offering”) and all other requirements for a closing are met, the Company may elect at any time to close all or any portion of this Offering on various dates (each a “Closing”).

(e)          In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to Investor is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 6 hereof, which shall remain in force and effect.

(f)          The terms of this Subscription Agreement shall be binding upon Investor and its transferees, heirs, successors and assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective the proposed Transferee shall have executed and delivered to the Company in advance an instrument, in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee agrees to be bound by the terms and conditions of this Subscription Agreement.

2.          Purchase Procedure.

(a)          Subject to the terms and conditions of this Subscription Agreement, each Investor shall purchase at a Closing (the “Applicable Closing”), and the Company agrees to sell and issue to each Investor at such Applicable Closing that number of Shares, rounded down to the nearest whole share, equal to the amount as set forth on the signature page hereto, divided by the Per Security Price.

(b)          Escrow Arrangements. Payment for the Shares by Investor shall be received by SI Securities, LLC from each Investor by ACH electronic transfer, debit card, wire transfer of immediately available funds, or other means approved by the Company, prior to the Applicable Closing in the amount of Investor’s subscription. Tendered funds will be promptly sent to the Bryn Mawr Trust Company of Delaware (the “Escrow Agent”) and remain in escrow until the Minimum Offering is met and the Applicable Closing has occurred. Investments shall be transmitted promptly to the Escrow Agent in compliance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event that the Minimum Offering has not been met by the Termination Date, any money tendered by Investors in the Offering will be promptly returned by the Escrow Agent.

Upon consummation of the Applicable Closing, the Escrow Agent shall release Investor’s funds to the Company. The Investor shall receive notice and evidence of the digital entry of the number of the Shares owned by Investor reflected on the books and records of the Company and verified by the Company’s transfer agent (the “Transfer Agent”), which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A of the Securities Act. Upon written instruction by the Investor, the Transfer Agent may record the Shares beneficially owned by the Investor on the books and records of the Company in the name of any other entity as designated by the Investor and in accordance with the Transfer Agent’s requirements.

(c)          Investment Agreements.  As a condition to the Investors purchase of the Shares at the applicable Closing, the Investor shall also become party to each of the following: (i) the Amended and Restated Investors’ Rights Agreement filed as Exhibit [●] to the Offering Circular (the “Investors’ Rights Agreement”); (ii) the Amended and Restated Right of First Refusal and Co-Sale Agreement filed as Exhibit [●] to the Offering Circular (the “First Refusal Agreement”); and (iii) the Second Amended and Restated Voting Agreement filed as Exhibit [●] to the Offering Circular (the “Voting Agreement”). This Subscription Agreement and the Investors’ Rights Agreement, First Refusal Agreement and Voting Agreement are collectively referred to herein as the “Investment Agreements.”

3.          Representations and Warranties of the Company. The Company represents and warrants to Investor that the following representations and warranties are true and complete in all material respects as of the date of the Applicable Closing, except as otherwise indicated. For purposes of this Subscription Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current executive officers has, or at any time had, actual knowledge of such fact or other matter.

(a)          Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Shares and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)          Issuance of the Shares. The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c)          Authority for Agreement. The acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby and thereby, are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d)          No Filings. Assuming the accuracy of Investor’s representations and warranties set forth in Section 5 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the acceptance, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e)          Capitalization. The outstanding shares of Common Stock, Preferred Stock, options, warrants and other securities of the Company immediately prior to the initial Closing is as set forth in “Summary of the Offering” in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f)          Financial Statements. Complete copies of the Company’s financial statements, consisting of the balance sheets of the Company as of December 31, 2019 and December 31, 2020, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the respective periods then ended (collectively, the “Financial Statements”), have been made available to Investor and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present the financial position of the Company as of the respective dates they were prepared and the results of the Company’s operations and cash flows for the respective periods indicated. Baker Tilly US, LLP, which has audited the Financial Statements at December 31, 2019 and December 31, 2020, and for each fiscal year then ended, is an independent accounting firm within the rules and regulations adopted by the SEC.

(g)          Proceeds. The Company shall use the proceeds from the issuance and sale of the shares of Series B Preferred sold in the Offering as set forth in “Use of Proceeds” in the Offering Circular.

(h)          Litigation. Except as disclosed in the Offering Circular, there is no action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body (1) pending or, to the Company’s knowledge, currently threatened in writing against the Company or (b) to the Company’s knowledge, pending or currently threatened in writing against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

4.          Representations and Warranties of Investor. By subscribing to the Offering, Investor (and, if Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants to the Company that the following representations and warranties are true and complete in all material respects as of the date of the Applicable Closing, except as otherwise indicated.

(a)          Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Subscription Agreement and the other Investment Agreements and to carry out the provisions of such agreements. All action on Investor’s part required for the lawful subscription to the Offering have been or will be effectively taken prior to the Applicable Closing. Upon subscribing to the Offering, this Subscription Agreement will be a valid and binding obligation of Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)          Company Information. Investor has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(c)          Investment Experience. Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto; or Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto.

(d)          Investor Determination of Suitability. Investor has evaluated the risks of an investment in the Shares, including those described in the section of the Offering Circular captioned “Risk Factors”, and has determined that the investment is suitable for Investor. Investor has adequate financial resources for an investment of this character, and at this time Investor could bear a complete loss of Investor’s investment in the Company.

(e)          Accredited Investor Status or Investment Limits. Investor represents that either:

(i)          Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

(ii)       The purchase price, together with any other amounts previously used to purchase Shares in this Offering, does not exceed 10% of the greater of Investor’s annual income or net worth (or in the case where Investor is a non-natural person, their revenue or net assets for such Investor’s most recently completed fiscal year end).

Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(f)          Domicile. Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address provided with Investors subscription.

(g)          Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

5.          Additional Acknowledgments and Covenants.

(a)          No Registration. Investor understands that the Shares are not being registered under the Securities Act on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of Investor’s representations and warranties, and those of the other purchasers of the shares of Series B Preferred in the Offering. Investor further understands that the Shares are not being registered under the securities laws of any states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are “covered securities” under the National Securities Market Improvement Act of 1996. Investor covenants not to sell, transfer or otherwise dispose of any Shares unless such Shares have been registered under the Securities Act and under applicable state securities laws, or exemptions from such registration requirements are available.

(b)          Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Investor further acknowledges and agrees that the Company has no obligation to list any of the Shares on any market or take any steps (including registration under the Securities Act or the Exchange Act) with respect to facilitating trading or resale of the Shares, and therefore Investor may be required to bear the economic risk of this investment indefinitely.

(c)          Stockholder Information. Within five days after receipt of a request from the Company, Investor hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s stockholders. Investor further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

(d)          Valuation. Investor acknowledges that the price of the shares of Series B Preferred to be sold in this Offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Investor’s investment will bear a lower valuation.

6.          Indemnity. The representations, warranties and covenants made by Investor herein shall survive the Applicable Closing. Investor agrees to indemnify and hold harmless the Company, its officers and directors, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) resulting directly or indirectly, in whole or in party, from any false representation or warranty, or any breach of or failure by Investor to comply with any covenant or agreement, made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this Offering.

7.          Information Rights.

(a)          Reporting Requirement.  Following the initial Closing until the date at which the Company is acquired or conducts its initial public offering, the Company shall provide quarterly updates to each Investor (within 30 days following the close of each quarter). Such updates shall include at least the following information: (i) quarterly net sales, (ii) quarterly change in cash and cash on hand, (iii) material updates on the business, (iv) fundraising updates (any plans for next round, current round status, etc.), and (v) notable press and news.

(b)          Confidentiality.  Anything in this Subscription Agreement to the contrary notwithstanding, no Investor by reason of this Subscription Agreement shall have access to any trade secrets or confidential information of the Company.  The Company shall not be required to comply with any information rights of any Investor whom the Company reasonably determines to be a competitor or an officer, employee, director, or holder of two percent (2%) or more of a competitor.  Each Investor shall keep confidential and shall not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Subscription Agreement other than to any of the Investor’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring the Investor’s investment in the Company.

8.          Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

9.          Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled on the date of such delivery to the address of the respective parties as follows:

If to the Company, to:
Basil Street Cafe, Inc.
2100 Geng Road
Palo Alto, CA 94303

If to Investor, at Investor’s address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

10.          Miscellaneous.

(a)          All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b)          None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and the Investors holding a majority of the then-outstanding Shares held by all Investors who purchased Shares in the Offering pursuant to the terms of Subscription Agreements identical to this Subscription Agreement other than with respect to the identity of the Investor and the amount of Shares purchased. Any amendment or waiver effected in accordance with this Section will be binding upon all Investors, each transferee of the Shares (or the Common Stock issuable upon conversion thereof) or Common Stock from an Investor, and each future holder of all such securities, and the Company.

(c)          In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(d)          The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(e)          This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(f)          The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(g)          The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(h)          This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(i)          No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.          Subscription Procedure.          Each Investor, by providing his or her name and subscription amount and clicking “accept” and/or checking the appropriate box on the Platform (“Online Acceptance”), confirms such Investor’s investment through the Platform and confirms such Investor’s electronic signature to this Subscription Agreement and each other Investment Agreement. Investor agrees that his or her electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Subscription Agreement and each other Investment Agreement, and Online Acceptance establishes such Investor’s acceptance of the terms and conditions of this Subscription Agreement and each other Investment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date and year first agreed and accepted by the Company as written below.

INVESTOR:

By:

Name:

Title:

Email:

Address:

Amount:

Date:

AGREED AND ACCEPTED:

COMPANY:

By:

Name:

Title:

Date: